UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Bristol-Myers Squibb Company
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 Proxy Season Update  April 2022

 To discover, develop and deliver innovative medicines that help patients prevail over serious diseases  2  Our mission

 2021 A Year of Strong Performance   Continued to strengthen our diversified portfolio with leading positions in Oncology, Hematology, Cardiovascular and Immunology  A 9% increase in total revenues*  Significant pipeline progress with several key regulatory milestones:  received eight approvals in the U.S. and several other major market approvals (EU and Japan), including, among others, Breyanzi for relapsed or refractory large B-cell lymphoma, Abecma for relapsed or refractory multiple myeloma, Opdivo for first line renal cancer and Zeposia for ulcerative colitis  submitted three new medicines for U.S. regulatory approval — relatlimab (Opdualag approved March 2022), deucravacitinib, and mavacamten — that have potential to launch in 2022, and most of these have important expansion opportunities beyond their initial indication  achieved eight pivotal positive clinical trial readouts, including important expansion opportunities for Breyanzi (2L large B-cell lymphoma), Reblozyl (non-transfusion dependent beta-thalassemia) and Opdivo (neoadjuvant lung cancer)  Continued strong progress with the integration of Celgene and MyoKardia, leading to approximatively $2.7 billion in synergies to date  3  2021 EPS  $ B $  46.4  GAAP Full Year  *or 8% excluding foreign exchange  2021 Total Revenues  3.12  GAAP Full Year

Company Response to COVID-19

Patients

- Expanded patient support programs to help eligible unemployed patients in the U.S.
- Expanded access to free BMS medicines, including some of our most widely prescribed products & those prescribed via telehealth services.
- Ensured no interruption in supplying medicines to patients.

People

- Health & Safety remains top priority.
- As of January 5, 2022, approximately 99% of our employees in the U.S. and Puerto Rico are vaccinated against COVID-19. Vaccinations are generally required for the majority of our colleagues in these regions. Requests for medical or religious accommodations are also considered individually.
- Ex-U.S., local regulations and conditions may limit or restrict vaccine mandates; we are committed to implementing similar requirements wherever possible.
- We have returned all of our employees in the U.S. and Puerto Rico to our sites, and we will continue to assess the need to require weekly asymptomatic testing, mask wearing, and physical distancing of all colleagues onsite at our facilities in the U.S. and Puerto Rico. We also keep our workforce safe through increased ventilation and regular deep cleaning of our sites.
- Essential workers provided with testing, protective equipment and flexibility to address individual needs, with strong focus on well-being.
- We empower our people with an inclusive and energizing work environment tailored to our values and focusing on well-being and resiliency.

Business

COVID-19 Prevention & Treatment:

- We entered into a global licensing agreement with Rockefeller University to develop an antibody combo for therapy or prevention of COVID-19. However, after the Phase 2 data showed a lack of significantly different efficacy versus placebo, we made the decision to end development of the therapy and are in the process of working with Rockefeller University to wind down the program.
- Working with several cross-industry groups & partnerships (e.g., Bill & Melinda Gates Foundation) to accelerate the development, manufacturing, and delivery of diagnostics and treatments for COVID-19.
- We identified more than 1,000 proprietary compounds with high-quality assays and made them available to collaborators to screen for possible molecules to treat COVID-19.

Development & Supply of our Medicines:

- No critical supply chain impacts; all sites and distribution networks remain operational.

Clinical Trials:

- Clinical trial recruitment showing sustained recovery.
- We are working with health authorities and investigators to protect our trial participants and personnel at BMS and our clinical trial sites, while ensuring regulatory compliance and the integrity of our science.
- We have provided clinical trial investigators with overarching principles and guidance regarding the conduct of BMS clinical trials worldwide in light of COVID-19, and are taking into account guidance from health authorities, where applicable.

Bristol Myers Squibb
Not for Product Promotional Use 4

 Our Commitment to Sustainability  5  Embracing environmental stewardship  Environment  2024  Science-based emissions reduction targets established  2030  100% renewable electricity  2040  Net neutral GHG  100% EV fleet  100% equitable water use  Zero waste to landfill  Promoting product quality & safety  Cultivating diversity, equity & inclusion  Ensuring health equity, patient access & innovation  Social  2021  ≥ 25% new clinical trial sites in diverse metro areas  2022  Gender parity at executive level globally  2X representation for Black/African American & Hispanic/Latino executives  2025  $1B global spend with diverse suppliers  Concrete Commitments  Maintaining highest ethics, integrity & compliance  Upholding Board oversight & accountability  Governance  Experienced & diverse Board   Board oversight of strategy & key enterprise risks  60% female & ethnically diverse directors  Shareholder rights  Regular shareholder engagement  Proxy access   Special meeting right (15%)  Key Priorities  Concrete Commitments  Key Priorities  Concrete Commitments  Key Priorities

 Our Commitment to Diversity and Inclusion  6  Supplier Diversity  Employee Giving  Workforce Representation  Clinical Trial Diversity  Reach underserved communities in urban and rural U.S. geographies; train and develop 250 new investigators   Identify and activate under-utilized sites in the most racially and ethnically diverse metro areas in the U.S.  Health Disparities  Accelerate disease awareness and education programs with at-risk patients; advocate for policies that promote health equity  Award $50 million in U.S. health equity grants in BMS therapeutic areas by the end of 2025  Spend $1 billion globally by 2025 with Black/African American and other diverse-owned businesses  Provide a 2-to-1 match through the Bristol Myers Squibb Foundation for U.S. and Puerto Rico employee donations to organizations that fight disparities and discrimination  Achieve gender parity at the executive level globally and double representation from June 2020 levels of both Black/African American executives (3.0% to 6.0%) and Hispanic/Latino executives (3.7% to 7.4%) in the U.S. by year-end 2022

 Committed to Sound Corporate Governance  7  Board Accountability and Shareholder Rights  Regular shareholder engagement  Annual election of Directors  Majority voting standard for election of Directors  Robust Lead Independent Director role  Limit on public company board memberships for BMS Directors (4)  Limit on total board memberships for sitting CEO (2)  Proxy access shareholder right  Ability to call special meetings (15%)  Extensive related party transaction policies and procedures  No supermajority voting provisions for common stockholders  No stockholder rights plan  Semi-annual political contributions disclosures

Board Well Equipped to Support Company Strategies



Giovanni Caforio, M.D.
- More than 20 years of experience at Bristol-Myers Squibb, including previous role as COO

Board Chair & CEO



Theodore R. Samuels
- Retired President of Capital Guardian Trust Company
- **Committees: CDCG (c), Audit**

Lead Independent Director



Peter J. Arduini
- President and Chief Executive Officer at GE Healthcare
- **Committees: CMDC, S&T**



Julia A. Haller, M.D.
- Ophthalmologist-in-Chief of Wills Eye Hospital
- Professor and Chair of the Dept. of Ophthalmology at Sidney Kimmel Medical College
- **Committees: CDCG, S&T**



Manuel Hidalgo Medina, M.D., Ph.D. *
- Professor of Medicine and Chief of Division of Hematology and Medical Oncology at Weill Cornell Medical College
- **Committees: CDCG, S&T**



Paula Price
- Former Executive Vice President and CFO of Macy's, Inc.
- **Committees: Audit, CDCG**



Derica Rice
- Former Executive Vice President of CVS Health and President, Pharmacy Benefits Business of CVS Caremark
- Former Executive Vice President of Global Services and CFO of Eli Lilly and Company
- **Committees: Audit (c), CMDC**



Gerald L. Storch
- Chief Executive Officer of Storch Advisors
- Former CEO of Hudson's Bay Company
- **Committees: CMDC (c), CDCG**



Karen Vousden, Ph.D.
- Senior Group Leader at the Francis Crick Institute in London
- Chief Scientist at Cancer Research UK
- **Committees: S&T (c), CMDC**



Phyllis Yale
- Advisory partner with Bain & Company
- **Committees: Audit, CDCG**

* = New Since 2021

Audit: Audit Committee
CDCG: Committee on Directors & Corporate Governance
CMDC: Compensation & Management Development Committee
S&T: Science & Technology Committee
(c): Committee Chair

KEY SKILLS & EXPERIENCE	Caforio	Arduini	Haller	Medina	Price	Rice	Samuels	Storch	Vousden	Yale
Healthcare	✓	✓	✓	✓		✓	✓	✓	✓	✓
Science/Technology/Innovation	✓	✓	✓	✓	✓	✓			✓	
Financial	✓	✓	✓		✓	✓	✓	✓		✓
Risk Management	✓	✓	✓		✓	✓	✓	✓		✓
Sales & Marketing	✓	✓					✓	✓		✓
International	✓	✓		✓	✓	✓	✓	✓	✓	
Public Company CEO/CFO	✓	✓			✓	✓		✓		
Academia/Non-Profit			✓	✓	✓				✓	✓



Healthcare 9
Science/Technology/Innovation 7
Financial 8
Risk Management 8
Sales & Marketing 5
International 8
Public Company CEO/CFO 5
Academia/Non-Profit 5

DIRECTOR TENURE



0-4 years (6 Directors)
5-10 years (4 Directors)
>10 years (0 Director)

DIVERSITY

4 Women

2 Black/African Americans

1 Hispanic

60% Women and Underrepresented Racial & Ethnic Groups

Bristol Myers Squibb
Not for Product Promotional Use 8

Executive Compensation Supporting our Strategy  Continued Commitment to our Compensation Philosophy and Structure  Sound Compensation Governance Practices  100% performance-based annual and long-term incentives  Caps on payouts under annual and long-term incentive award programs  Robust share ownership and share retention guidelines  Neutralize share buyback impact on share-denominated compensation metrics  Robust recoupment and clawback policies  Regular shareholder engagement  “Double-trigger” change-in-control agreements  No guaranteed incentive with our Named Executive Officers  Prohibition on speculative and hedging transactions  Prohibition on pledging shares and holding them in a margin account  Proactively eliminate windfall gain potential  No employment contracts with our Named Executive Officers  Prohibition on re-pricing or backdating of equity awards  Minimal perquisites to our Named Executive Officers  9  Pay for Performance  A substantial proportion of our executives’ pay is variable and at-risk based on our operational, financial, strategic and share price performance and delivered in the form of equity, supporting alignment over the long term between our executives and our shareholders  Competitive Pay Program  Attracts, retains, and incentivizes talented executives capable of leading our business in a highly complex and competitive environment  1  2  2021 CEO Compensation  CEO target compensation between the median & 75th percentile of our primary peer group  90% of target pay is performance-based  76% of target pay deliveredin long term equity incentives with multi-year vesting  2021 Target Total CEO Compensation  90%Performance-based

 2021 Compensation Plan: Supports Successful Completion of Celgene Integration & Execution of Core Strategy  10  Base Salary  Annual Incentive (Paid in cash)  Allows us to attract and retain talent in a highly competitive labor market  Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group  Salary increases based on competitive market, individual performance and size of company wide annual budget  Company Performance Factors  Individual Performance Factor  EPS  (30%)  Critical measure of annual profitability, aligning our employees with our shareholders  Committee judgment applied against pre-defined and measureable operational, financial, and strategic objectives  Clear performance objectives are set at the beginning of each year to align with our company’s goals  Executives are assessed on “Results” and demonstration of “Values” – assessments are used as the basis for making individual compensation decisions  Revenues  (25%)  Foundation of long-term sustainable growth and competitive superiority  Pipeline  (25%)  Near-Term Value   Have evolved to:  Drive improved decision-making and operational rigor   Ensure alignment with combined company’s portfolio  Long-Term Growth Potential  Qualitative Overlay  Key Integration Metrics  (20%)  Human Capital Management  (50%)  Retain and develop critical talent to support our strategy and deliver on merger priorities  Synergies  (50%)  Reflects commitment to deliver merger deal synergies.  Important component of attracting specialized talent  Rewards creation of incremental shareholder value  Provides a mix of short, medium and long-term performance periods  Multi-year vesting helps to promote retention while maintaining pay-for-performance link  Long-Term Incentive  (Paid in shares)  Performance Share Units (60%)  Market Share Units (40%)  Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (33%), Total Revenues (33%) and relative Total Shareholder Return (34%), each measured over an applicable three year performance period.

 2022 Compensation Plan: Supports Revenue Renewal & Execution of Core Strategy  11  Base Salary  Annual Incentive (Paid in cash)  Allows us to attract and retain talent in a highly competitive labor market  Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group  Salary increases based on competitive market, individual performance and size of company wide annual budget  Company Performance Factors  Individual Performance Factor  EPS  (30%)  Critical measure of annual profitability, aligning our employees with our shareholders  Committee judgment applied against pre-defined and measureable operational, financial, and strategic objectives  Clear performance objectives are set at the beginning of each year to align with our company’s goals  Executives are assessed on “Results” and demonstration of “Values” – assessments are used as the basis for making individual compensation decisions  Revenues  (20%)  Foundation of long-term sustainable growth and competitive superiority  New Product Portfolio (15%) New for 2022  Increases focus on strategic priority of revenue renewal   Pipeline  (25%)  Near-Term Value   Have evolved to:  Drive improved decision-making and operational rigor   Ensure alignment with combined company’s portfolio  Long-Term Growth Potential  Qualitative Overlay  ESG Scorecard  (10%) New for 2022  Aligned to our commitments on sustainability and social impact  Important component of attracting specialized talent  Rewards creation of incremental shareholder value  Provides a mix of short, medium and long-term performance periods  Multi-year vesting helps to promote retention while maintaining pay-for-performance link  Long-Term Incentive  (Paid in shares)  Performance Share Units (60%)  Market Share Units (40%)  Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (25%), Total Revenues (40%) and relative Total Shareholder Return (35%), each measured over an applicable three-year performance period.

 We Value Your Support at Our 2022 Annual Meeting  12  FOR Election of Directors  FOR Advisory Vote to Approve the Compensation of our Named Executive Officers  FOR Approval of the Appointment of an Independent Registered Public Accounting Firm  AGAINST Lowering the Ownership Threshold for Special Shareholder Meetings to 10%  AGAINST Adoption of a Board Policy that the Chairperson of the Board be an Independent Director  2022 Bristol Myers Squibb Board Recommendations  Management Proposals  Shareholder Proposals

 We Value Your Support at Our 2022 Annual Meeting (continued)  13  Shareholder Proposal on the Adoption of a Board policy that the   Chairperson of the Board be an Independent Director  After careful consideration, the Board did not feel that this proposal deserved its support.   The Board believes different board structures are appropriate for different companies at different times. Over the last two decades, the Board has had different leadership structures depending on the needs of the Board and the company at the time. In particular, from 2005 until 2007 and from 2010 until 2017, the Board had a separated Chairman and CEO.   At our 2017 annual meeting, our CEO, Dr. Giovanni Caforio, was elected to become Chairman of the Board. The Board took numerous factors into account in approving this structure. These included:  The Board believes that shareholder interests are best served when the Board has the flexibility to make leadership choices taking into consideration the Company’s needs and circumstances at any given time;  Eliminating this flexibility is unnecessarily rigid and would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Board Chair;  the strong roles played by our Lead Independent Director and the independent chairs of each of our key Board committees;  the independence-protecting features of our corporate governance policies and practices, including 90% director independence, fully independent Board committees, continued Board refreshment, regular executive sessions with the independent directors and independent evaluation of CEO performance; and  Having one individual serve in both roles positions Dr. Caforio to effectively drive future strategy and decision-making for the Company and ensures that the Company presents its message and strategy to all stakeholders with a unified voice. Dr. Caforio not only has extensive industry experience but also deep institutional knowledge of the Company.  After careful consideration, the Board did not feel that this proposal deserved its support.  The company is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As such, at 2021 Annual Meeting, the Board gave shareholders the direct opportunity to vote and they overwhelmingly approved an amendment to the Company’s Certificate of Incorporation to reduce the special meeting ownership threshold from 25% to 15%. At the same meeting, shareholders explicitly rejected the same proponent’s proposal to set the special meeting standard at 10% of the outstanding shares.  The 15% threshold is reasonable, appropriate and aligned with our shareholders’ interests. It establishes the appropriate balance between meaningful accountability and mitigation of risk that may be presented by a lower threshold, including significant costs, Board and management distraction and waste of corporate resources.  In addition to enhancing the right of shareholders to call a special meeting in the last year, the Board has in place robust corporate governance policies that promote Board accountability and provide shareholders with a meaningful voice to communicate their priorities to the Board and Company management, including:  annual election of directors using a majority vote standard;  market-standard proxy access right for shareholders;  no super majority voting provisions;  the right to submit proposals for inclusion in the Company’s proxy statement for consideration at an annual meeting; and  robust shareholder engagement, including with Lead Independent Director.  Shareholder Proposal to Lower the Ownership Threshold for Special Shareholder Meetings to 10%  Accordingly, our Board recommends a vote AGAINST these shareholder proposals

Forward-Looking Information and Non-GAAP Financial InformationThis presentation contains statements about the Company’s future plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated as a result of various important factors, including those discussed in the Company’s most recent annual report on Form 10-K and reports on Form 10-Q and Form 8-K. These documents are available on the SEC’s website, on the Bristol Myers Squibb website or from Bristol Myers Squibb Investor Relations.In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.This presentation includes certain non-generally accepted accounting principals (GAAP) financial measures that we use to describe our company’s performance. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly–filed reports in their entirety and not to rely on any single financial measure. An explanation of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure are available on our website at bms.com/investors.